Notice of the Annual Meeting of Stockholders

To be held July 22, 2007

Dear Shareholders,

You are cordially invited to the 2007 Annual Meeting of Shareholders
("Annual Meeting") of Willamette Valley Vineyards, Inc., which will be held at our winery, 8800 Enchanted Way, S.E., Turner, Oregon 97392, on Sunday,
July 22, 2007, beginning at 1:00 p.m., local time. The Annual Meeting will be held for the following purposes:

1. To consider and vote upon a proposal to elect seven members to our Board of Directors, each to hold office until the 2008 Annual Meeting or and until his or her successor is elected and qualified;

2. To consider and vote upon a proposal to ratify the decision of the Company's Audit Committee to appoint Moss Adams LLP as independent registered public accounting firm for the Company for the fiscal year ending
December 31, 2007; and

3. To transact such other business as may properly come before the meeting or any postponements or adjournments of the meeting.

The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

Our Board of Directors has fixed May 24, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments of the meeting, and only shareholders of record at the close of business on that date are entitled to this notice and to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available at the meeting and at our offices for ten days prior to the meeting.

We hope that you will use this opportunity to take an active part in our affairs by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed Proxy Ballot or by casting your vote in person at the meeting. Whether or not you plan to attend, please sign, date and return the enclosed proxy in the envelope provided. The prompt return of your proxy card will assist us in preparing for the Annual Meeting. If you receive more than one proxy card because you own shares registered in different names or addresses, each proxy card should be completed and returned.

BY ORDER OF THE BOARD OF DIRECTORS



Jim Bernau
President and Chairperson of the Board of Directors

Turner, Oregon
June 8,  2007


PROXY STATEMENT
for the
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 22,  2007


INTRODUCTION

General
This proxy statement (the "Proxy Statement") and the accompanying proxy ballot are being furnished to the shareholders of Willamette Valley Vineyards, Inc., an Oregon corporation ("the Company"), as part of the solicitation of proxies by the Company's Board Directors from shareholders of record of outstanding shares of the Company's common stock, no par value (the "Common Stock"), for use in voting at the Company's Annual Meeting of Shareholders to be held on July 22nd, 2007 at 1:00 PM at Willamette Valley Vineyards, 8800 Enchanted
Way SE, Turner, Oregon 97392 and at any adjournments or postponements thereof, (the "Annual Meeting").

At the Annual Meeting, shareholders will be asked to consider and vote upon the following:

(i) elect seven members of the Board of Directors,
(ii) ratify the appointment by the Board of Directors of Moss Adams LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2007, and
(iii) transact such other business as may properly come before the meeting or any adjournments thereof.

This Proxy Statement, together with the enclosed proxy ballot, is first being mailed to the Company's shareholders on or about June 8, 2007.

Your vote is important. Accordingly, whether or not you plan to attend the Annual Meeting, please sign and return the proxy ballot as soon as possible. Shares can be voted at the Annual Meeting only if the holder is present in person or by proxy. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please sign and return each such proxy so that all of your shares will be represented at the Annual Meeting.

Solicitation, Voting and Revocability of Proxies

The Board of Directors has fixed the close of business on May 24, 2007 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were 2,843 beneficial holders holding 4,805,802 of Common Stock. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

Each enclosed proxy gives discretionary authority to the persons named therein with respect to any amendments or modifications of the Company proposals and any other matters that may be properly proposed at the Annual Meeting. The shares represented by all valid non-revoked proxies returned in time to be voted at the Annual Meeting will be voted in accordance with the instructions marked therein. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN THE PROXY AND FOR THE RATIFICATION OF THE COMPANY'S AUDITORS. As of the date hereof, the Company is not aware of any other matter to be presented for action at the Annual Meeting. However, if any other matter(s) properly comes before the Annual Meeting, the proxies solicited hereby will be exercised in accordance with the reasonable judgment of the
proxy holders named therein.   If the meeting is adjourned or postponed, your
shares will be voted by the proxy holders on the new meeting date as well, unless you have revoked your proxy instructions before that date. Under Oregon law, shareholders are not entitled to dissenters rights with respect to any of the proposals set forth in this proxy statement.

The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to: Board Secretary, Willamette Valley Vineyards, Inc., 8800 Enchanted Way S.E., Turner, Oregon 97392, or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not revoke previously given proxies. In order to be effective, all revocations and later-filed proxies not delivered in person at the Annual Meeting must be delivered to the Company at the address listed above not later than 5:00 p.m. local time, on Saturday, July 21st, 2007. A shareholder who attends the meeting need not revoke a previously executed proxy and vote in person unless the shareholder wishes to do so. All valid, un-revoked proxies will be voted at the Annual Meeting.

Proxies marked as abstaining will be treated as present for the purpose of determining whether there is a quorum for the Annual Meeting, but will not be counted as voting on any matter as to which abstinence is indicated. Broker "non votes" (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) will not be treated as present for purposes of determining whether there is a quorum for the Annual Meeting unless the broker is given discretion to vote on at least one matter on the agenda.

The Company will pay the cost of its proxy solicitation. In addition to the use of the mails, proxies may be solicited personally, by telephone or by email by directors, officers and employees of the Company, who will not be specially compensated for such activities. Your cooperation in promptly completing and returning the enclosed proxy to vote your shares of Common Stock will help to avoid additional expense.

If you are a shareholder of record and you plan to attend the Annual Meeting, please indicate this when you vote. If you are a beneficial owner of shares of Common Stock held by a bank, broker or other nominee, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from the bank, broker, or other nominee are examples of proof of ownership. If you want to vote in person your shares of Company's common stock held in street name, you will have to obtain a proxy, executed in your favor, from the holder of record. You may be asked to provide proof of identification to gain entry to the Annual Meeting.

ELECTION OF DIRECTORS (PROPOSAL NO. 1) At the Annual Meeting, seven directors will be elected, each for a one-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as a majority of the independent members of the present Board of Directors may recommend.
There is no cumulative voting for election of directors. Directors are elected by a plurality of votes; therefore, the seven persons receiving the most votes, even if less than a majority of the votes cast, will be elected directors. Abstentions or failure to vote will have no effect on the election of directors, assuming the existence of a quorum.

The following table sets forth the names of the Board of Directors nominees for election as a director, and each such person's age at March 31, 2007 and position with the Company.

Name                         Position(s) with the Company        Age
James W. Bernau ***          Chairperson of the Board,
                             President and Director      	 53
James L. Ellis * ***         Secretary and Director              62
Thomas M. Brian**            Director                            58
Delna L. Jones * ***         Director                  	         66
Lisa M. Matich **            Director                            44
Betty M. O'Brien*            Director                            63
Stan G. Turel * **  ***      Director                            59
_______________________________
*Member of the Compensation Committee
**Member of the Audit Committee
***Member of the Executive Committee

All directors hold office until the next Annual Meeting of shareholders or until their successors have been elected and qualified. Executive officers are appointed by the Board of Directors and serve at the pleasure of the Board of Directors. Set forth below is additional information as to each director and executive officer of the Company.

James W. Bernau. Mr. Bernau has been President and Chairperson of the Board of Directors of the Company since its inception in May 1988. Willamette
Valley Vineyards was originally established as a sole proprietorship by Oregon winegrower Jim Bernau in 1983, and he co-founded the Company in 1988 with Salem grape grower, Donald Voorhies. From 1981 to September 1989, Mr. Bernau was Director of the Oregon Chapter of the National Federation of Independent Businesses ("NFIB"), an association of 15,000 independent businesses in Oregon. Mr. Bernau has served as the President of the Oregon Winegrowers Association and the Treasurer of the association's Political Action Committee (PAC) and Chair of the Promotions Committee of the Oregon Wine Advisory Board, the State of Oregon's agency dedicated to the development of the industry. In March 2004, Mr. Bernau received the industry's Founder's Award for his service.

James L. Ellis. Mr. Ellis has served as a Director since July 1991 and Secretary since June 1997. Mr. Ellis has served as the Company's Director of Human Resources from January 1993, and Vice President /Corporate since 1998. From 1990 to 1992, Mr. Ellis was a partner in Kenneth L. Fisher, Ph.D. & Associates, a management-consulting firm. From 1980 to 1990, Mr. Ellis was Vice President and General Manager of R.A. Kevane & Associates, a Pacific Northwest personnel-consulting firm. From 1962 to 1979, Mr. Ellis was a member of and administrator for the Christian Brothers of California, owner of Mont La Salle Vineyards and producer of Christian Brothers wines and brandy.

Thomas M. Brian. Mr. Brian was appointed to the Board of Directors in June of 2004. Mr. Brian has served as Chairman of the Washington County Board of Commissioners since 1999. Previously, he served for 10 years in the Oregon House of Representatives. While in the legislature, Mr. Brian was Chairman of the Revenue Committee and served on the Judicial and Ways and Means Committees. He also served 10 years as City Councilor and Mayor of Tigard, OR. Mr. Brian has successfully owned and operated a commercial/industrial real estate company for eighteen years.

Delna L. Jones.  Ms. Jones has served as a Director since November 1994.
Ms. Jones resigned from the Board in December of 2002 having moved to Southern California and was reappointed by the Board in March of 2005 having returned to Oregon. Currently Ms. Jones is President of Delna Jones and Associates, an independent consulting firm. Ms. Jones was elected in 1998 and served as a County Commissioner for Washington County, Oregon from 1998 to 2000. Ms. Jones has served as project director for the CAPITAL Center, an education and business consortium from 1990 to 1998. From 1985 to 1990, Ms. Jones served as Director of Economic Development with US West Communications. Beginning in 1982, she was elected six times to the Oregon House as the State
Representative for District 6. During her tenure, she served as the Assistant Majority Leader; she also chaired the Revenue and School Finance committee, and served on the Legislative Rules and Reorganization committee and the Business and Consumer Affairs committee.

Lisa M. Matich. Ms. Matich was appointed to the Board of Directors in April of 2004. She is the former Director of Financial Analysis of PacifiCorp, a multi-state electric utility with over 1.5 million customers. Previously she was a Financial Consultant with SAIC 1996 to 2002, a Fortune 500 company and the nation's largest employee-owned research and engineering company. She was Chief Financial Officer of Egmont Electricity 1991-1996, a New Zealand electricity provider and public company. Ms. Matich also has a background in public accounting with both Price Waterhouse and Coopers & Lybrand. She is a CPA in the state of California and a member of the American Institute of Certified Public Accountants. Ms. Matich has a degree in Business Administration from the University of California, Berkeley.

Betty M. O'Brien.  Ms. O'Brien has served as a Director since July 1991.
Ms. O'Brien is a partner in Elton Vineyards, a commercial vineyard located in Eola Hills in Yamhill County, Oregon and established in 1983. Ms. O'Brien was the Executive Director of the Oregon Wine Board from 2001 to 2004.
Ms. O'Brien was employed by Willamette University as its Director of News and Publications from 1988 to 2000. She is a member of the Oregon Winegrowers Association, having previously served as its President and Treasurer and as a director. Ms. O'Brien is a member of the Vineyard Management/Winemaking Program Advisory Committee at Chemeketa Community College (CCC). She heads a wine industry task force developing a new wine marketing program and curriculum leading to a two-year degree at CCC. She is teaching the first class in the program, Introduction to Wine Marketing.

Stan G. Turel.  Mr. Turel has served as a Director since November of 1994.
Mr. Turel is President of Turel Enterprises, a real estate management company managing his own properties in Oregon, Washington and Idaho. Prior to his current activities, Mr. Turel was the Principal and CEO of Columbia Turel, (formally Columbia Bookkeeping, Inc.) a position which he held from 1974 to 2001. Prior to the sale of the company to Fiducial, one of Europe's largest accounting firms, Columbia had 26,000 annual tax clients including 4,000 small business clients. Additionally Mr. Turel successfully operated as majority owner two cable TV companies during the 80's and 90's which were eventually sold to several public corporations. Mr. Turel is a pilot, was a former delegate to the White House Conference on Small Business and held positions on several state and local Government committees.

The Board of Directors met six times during 2006, each Director attended at least 75% of all meetings. A majority of the Company's directors are independent as that term is used under applicable SEC and NASDAQ rules and regulations. The independent Directors held two meetings in 2006.


Board of Directors Committees.

Nominating Committee

The Board of Directors acts as a Nominating Committee for selecting nominees for election as directors. Given its size and the Board believes it functions best as the Nominating Committee. In seeking nominees the Board looks for qualified candidates that will meet the oversight and financial expertise needs of the Company. The Board also looks for nominees who will meet the independent qualifications necessary to meet current standards. Nominations of candidates by shareholders of the Company to be considered by the Committee for membership on the Board of Directors may be submitted at any time, if such nominations are made pursuant to timely notice in writing to the Board Secretary. See "Shareholder Proposals and Nominations" below. The current nominees were selected by the independent members of the Board of Directors, which selection was ratified by the entire Board of Directors. The Nominating Committee does not currently have a charter.

Compensation Committee

The Board of Directors has appointed a Compensation Committee, which reviews executive compensation and makes recommendations to the full Board regarding changes in compensation, and also administers the Company's 1992 Stock Incentive Plan. Executive officers do not play a role in determining executive compensation. The Compensation Committee does not delegate any of its duties, and it does not use consultants in determining executive compensation. During the fiscal year ended December 31, 2006 the Compensation Committee held two meetings. The members of the Compensation Committee are Betty M. O'Brien, Chair, Stan Turel and Delna Jones, all independent directors and James Ellis, the Company's Vice President and Director of Human Resources (non voting). A copy of the Committee's charter can be found on the Company's website, www.WillametteValleyVineyards.com

Executive Committee

In 1997 the Board appointed an Executive Committee, members are: James Bernau, James Ellis, Delna Jones and Stan Turel. The Executive Committee held two meetings during 2006. All members were present.

Audit Committee

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors and reports to the Board of Directors the results of these activities, including the systems of internal controls that management and the Board of Directors have established, our audit and compliance process and financial reporting. The Audit Committee, among other duties, engages the independent public accountants retained as the registered public accounting firm, pre-approves all audit and non-audit services provided by the independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, considers the compatibility of any non-audit services provided by the independent public accountants with the independence of such auditors and reviews the independence of the independent public accountants. The members of the Audit Committee are Tom Brian, Lisa Matich, and Stan G. Turel, all are independent directors. Ms. Matich is designated by the Board of Directors as the "audit committee financial expert" under SEC rules. The Audit Committee conducted four meetings in the year ended December 31, 2006 and all members attended the meetings. A copy of the Audit Committee charter can be found at our website, www.WillametteValleyVineyards.com


DIRECTOR COMPENSATION

The members of the Company's Board of Directors do not receive cash compensation for their service on the Board, but are reimbursed for out-of-pocket and travel expenses incurred in attending Board meetings. Under the Company's Stock Incentive Plan adopted by the shareholders in 1992 and further amended by the shareholders in 1996, 1998, 1999 and 2001 beginning in 1997 an option to purchase 1,500 shares of Common Stock is granted to each Director for service on the Board during the year. This option was increased to 4,000 per year when the 50-share grant per Director's meeting was discontinued for the year 2000 and beyond. In December 2005, each Director was granted 14,000 options for service during 2005. In the foreseeable future, as a result of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standard ("SFAS") No. 123R, Share-Based Payment, requiring all share-based payments to be recognized as expenses in the statement of operations based on their fair values and vesting periods, the Company does not intend to issue stock options to the Directors for their service. As of the end of the fiscal year, the directors held the following outstanding options to purchase common stock: Mr. Bernau, 143,000; Mr. Ellis, 76,000;
Mr. Brian, 22,000; Ms. Jones 26,000; Ms. Matich, 26,000; Ms. O'Brien, 33,000
and Mr. Turel, 14,000.            .


COMMUNICATION TO THE BOARD OF DIRECTORS

The Board of Directors welcomes and encourages shareholders to share their thoughts regarding the Company. Towards that end, the Board of Directors has adopted a policy whereby all communications should first be directed to the Company's Secretary. The Secretary will then distribute a copy of the communication to the Chairman of the Board, the Chairperson of the Audit Committee and the Company's outside counsel. Based on the input and decision of these persons, along with the entire Board of Directors if it is deemed necessary, the Company will respond to the communication. Shareholders should not communicate directly with any other individual officer or director unless requested to do so.


CODE OF ETHICS

The Company adopted a code of ethics applicable to its Chief Executive Officer, Controller and other finance leaders, which is a "code of ethics" as defined by applicable rules of the Securities and Exchange Commission. Amendments to the code of ethics or any grant of a waiver from a provision of the code of ethics requiring disclosure under applicable SEC rules, if any, will be disclosed on our website at www.WillametteValleyVineyards.com.
Any person may request a copy of the code of ethics, at no cost, by writing to us at the following address:

Willamette Valley Vineyards, Inc.
8800 Enchanted Way SE
Turner, OR 97392
Attention: Corporate Secretary


EXECUTIVE COMPENSATION.

Summary of Cash and Certain Other Compensation

The following table sets forth certain information concerning compensation paid or accrued by the Company, to or on behalf of the Company's Primary Executive Officer, James W. Bernau (the "named executive officer") for the years ending December 31, 2006 and 2005. Except for Mr. Bernau, no officer, director or other employee of the Company received total compensation in excess of $100,000, as calculated pursuant to Instruction 1 to Item 402(a)(2) of Regulation S-B.


                                  SUMMARY COMPENSATION TABLE
                                                                                    Nonqualified
                                                                      Non-Equity      Deferred         All
                                                    Stock   Option  Incentive Plan  Compensation      Other
                                  Salary     Bonus  Awards  Awards   Compensation     Earnings     Compensation     Total
Name and Principal Position  Year   ($)       ($)    ($)     ($)          ($)            ($)           ($)           ($)

Bernau, James W.,            2006  162,511  39,475    -       -            -              -          17,129        219,115
President, Chief Executive   2005  158,658  37,500    -    235,784         -              -           6,985        429,501
Officer and Chairman


Bernau Employment Agreement

The Company and Mr. Bernau are parties to an employment agreement dated August 3, 1988 and amended in February 1997 and again amended in January of 1998. Under the amended agreement, Mr. Bernau is paid an annual salary of $162,511 with annual increases tied to increases in the consumer price index. Pursuant to the terms of the employment agreement, the Company must use its best efforts to provide Mr. Bernau with housing on the Company's property. Mr. Bernau and his family live in the mobile home free of rent and must continue to reside there for the duration of his employment in order to provide additional security and lock-up services for late evening events at the Winery and Vineyard. The employment agreement provides that Mr. Bernau's employment may be terminated only for cause, which is defined as non-performance of his duties or conviction of a crime.

Stock Options

In order to reward performance and retain high-quality employees, the Company often grants stock options to its employees. The Company does not ordinarily directly issue shares of stock to its employees. Options are typically issued at a per share exercise price equal to the closing price as reported by the Capital Market at the time the option is granted. The options vest to the employee over time. Three months following termination of the employee's employment with the Company, any and all unexercised options terminate.

Option Exercises and Holdings

The following table provides information, with respect to the named executive officer, concerning exercised options during the last fiscal year and unexercised options held as of December 31, 2006.


                                                                                                  Stock Awards
                                                                                                                        Equity
                                                                                                                       Incentive
                                                                                                            Equity    Plan Awards:
                                         Option Awards                                                     Incentive   Market or
                                                  Equity                                                  Plan Awards:   Payout
                                                 Incentive                                       Market    Number of    Value of
                                                Plan Awards:                         Number     Value of    Unearned    Unearned
                     Number of     Number of     Number of                         of Shares    Shares or    Shares,     Shares,
                    Securities    Securities    Securities                          or Units    Units of    Units or    Units or
                    Underlying    Underlying    Underlying                          of Stock      Stock       Other       Other
                   Unexercised   Unexercised   Unexercised    Option                  that         that    Rights that Rights that
                     Options       Options       Unearned    Exercise    Option     Have Not    Have Not       Have      Have Not
                       (#)           (#)          Options     Price    Expiration    Vested      Vested     Not Vested    Vested
 Name              Exercisable  Unexercisable       (#)        ($)        Date         (#)         ($)         (#)         ($)

Bernau, James
  2/11/2005          75,000           -              -         3.289    2/11/2010       -           -           -           -
  8/1/2005            4,000           -              -         4.136    8/1/2010        -           -           -           -
  12/27/2005         64,000           -              -         5.50     12/27/2010      -           -           -           -




SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of March 31, 2007, by (i) each person who beneficially owns more than 5% of the Company's Common Stock
(ii) each Director of the Company (iii) each of the Company's named executive officers, and (iv) all directors and executive officers as a group.

                                              Number of           Percent of
                                         Shares Outstanding         Shares
                                                Stock            Beneficially
                                                                    Owned
James W. Bernau     President/CEO, Chair of the Board
2545 Cloverdale Road                            756,176   (1)      15.7%
Turner, OR  97392

James L. Ellis      Secretary, Director
7850 S.E. King Road                              81,300   (2)       1.7%
Milwaukie, OR  97222

Thomas M. Brian     Director
7630 SW Fir                           	         22,000   (3)        **
Tigard, OR  97223

Delna L. Jones      Director
14480 SW Chardonnay Ave                          27,800   (4)        **
Tigard, OR 97224

Lisa M. Matich      Director
5321 Linda Way                                   33,700   (5)        **
La Jolla, CA 92037

Betty M. O'Brien    Director
22500 Ingram Lane NW                             38,150   (6)        **
Salem, OR  97304

Stan G. Turel       Director
604 SE 121 Street                                36,517   (7)        **
Vancouver, WA  98683

All Directors, executive                        995,643   (8)      20.7%
officers and persons owning
5% or more as a group (6 persons)
______________________________
**         Less than one percent.

(1) Includes 143,000 shares issuable upon exercise of options exercisable within 60 days of the date of this report.

(2) Includes 76,000 shares issuable upon the exercise of options exercisable within 60 days of the date of this report.

(3) Includes 22,000 shares issuable upon the exercise of options exercisable within 60 days of the date of this report.

(4) Includes 26,000 shares issuable upon the exercise of options exercisable within 60 days of the date of this report.

(5) Includes 26,000 shares issuable upon the exercise of options exercisable within 60 days of the date of this report.

(6) Includes 33,000 shares issuable upon the exercise of options exercisable within 60 days of the date of this report.

(7) Includes 14,000 shares issuable upon the exercise of options exercisable within 60 days of the date of this report.

(8) Includes 340,000 shares issuable upon exercise of options exercisable within 60 days of the date of this report.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

During 2006, the Company purchased grapes from Elton Vineyards for $17,630. Betty M. O'Brien, a Director of the Company, is a principal owner of Elton Vineyards. In 2007, the Company entered into a long-term lease for Elton vineyards which consists of 60 acres of mature grapevines, of which approximately 42 acres are Pinot Noir. The agreement was for an initial 10 year lease with the option to renew for 4 successive terms of 5 years each, plus a first right of refusal on the property's sale.

On June 1, 1992, the Company granted Mr. Bernau a warrant to purchase 15,000 shares of the Company's Common Stock at an exercise price of $3.42 per share as consideration for his personal guarantee of the Real Estate Loan and the Line of Credit from Farm Credit Services pursuant to which the Company borrowed $1.2 million. The warrant was exercised in February 2006.

The Company believes that the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors, and principal shareholders will be approved by a disinterested majority of the members of the Affiliated Transactions Committee of the Company's Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

The following directors are independent as the term is defined by NASDAQ rules: Thomas M. Brian, Delna L. Jones, Lisa M. Matich, Betty O'Brien and Stan G. Turel.


SECTION 16 REPORTS

Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file initial reports of ownership and report of changes in ownership with the Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of such reports received by it with respect to fiscal year 2005, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities have been complied with for fiscal 2006.

Compensation Committee Report

The Compensation Committee of the Board of Directors is tasked with administering the Company's 1992 Stock Incentive Plan as amended. The Committee and the Board believe that equity-based compensation ensures that the Company's employees, directors and distributors have a continuing stake in the long-term success of the Company. All options granted by the Company are typically granted with an exercise price equal to the market price of the Company's Common Stock on the date of grant and, accordingly, will only have value if the Company's stock price increases. All options have an individual vesting schedule and a term of ten years, except in the case of shareholders who hold a 10% or more of Company stock, in which case the term is 5 years and the grant price must be 10% over market on the day of grant. The Committee met two times 2006 and awarded a series of small share grants totaling 325 shares; no options were awarded in 2006.

Betty O'Brien, Chairperson, Stan Turel, Delna Jones and Jim Ellis, (Management- non voting)-- Compensation Committee 2006

Audit Committee Report

The general purpose of the Audit Committee is to assist the Board of Directors in the exercise of its fiduciary responsibility of providing oversight of the Company's financial statements and the financial reporting processes, internal accounting and financial controls, the annual independent audit of the Company's financial statements, and other aspects of the financial management of the Company. The Audit Committee is appointed by the Board of Directors. All committee members must be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee.

Audit Fees: The aggregate fees billed by Moss Adams for the audit of the Company's annual financial statements and related services reasonably related to the performance of the audit for the fiscal year ended December 31, 2006 were $104,787, and for fiscal year ended December 31, 2005 were $104,461.

Audit-Related Fees: Moss Adams did not bill the Company for any assurance and related work in fiscal year 2006 and fiscal year 2005.

Tax Fees: Moss Adams did bill the Company for tax compliance, tax advice and tax planning in fiscal year 2006. Moss Adams' fees in connection with federal and state tax returns, which were billed in 2006, were $19,535, or 12% of the aggregate fees billed for professional services by Moss Adams in 2006 and were $22,548 or 16% for professional services by Moss Adams in 2005.

Other Fees: Moss Adams did not bill the Company for any other products or services in fiscal year 2005.

Pre-Approval Policies: It is the policy of the Company not to enter into any agreement for Moss Adams to provide any non-audit services to the Company unless (a) the agreement is approved in advance by the Audit Committee or (b)
(i) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount the Company pays to Moss Adams during the fiscal year in which such services are rendered, (ii) such services were not recognized by the Company as constituting non-audit services at the time of the engagement of the non-audit services and (iii) such services are promptly brought to the attention of the Audit Committee and prior to the completion of the audit were approved by the Audit Committee or by one or more members of the Audit Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Audit Committee. The Audit Committee will not approve any agreement in advance for non-audit services unless (1) the procedures and policies are detailed in advance as to such services, (2) the Audit Committee is informed of such services prior to commencement and (3) such policies and procedures do not constitute delegation of the Audit Committee's responsibilities to management under the Securities Exchange Act of 1934 amended. To date, the Audit Committee has not established such policies and procedures because we do not intend to have our auditors provide any non-audit services in the foreseeable future. If our intentions change, the Audit Committee will adopt the appropriate pre-approval policies and procedures as outlined above.

Specific Audit Committee Actions Related to Review of the Company's Audited
Financial Statements:    In discharging its duties, the Audit Committee, among
other actions, has (i) reviewed and discussed the audited financial statements to be included in the company's Annual Report on Form 10-K for the twelve months ended December 31, 2006 with management, (ii) discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU380) related to such financial statements, (iii) received the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountant the independent accountant's independence, and (iv) based on such reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the twelve months ended
December 31, 2006.

Lisa Matich, 2006 Audit Committee Chair, Stan Turel, and Tom Brian


ELECTION OF DIRECTORS (PROPOSAL NO. 1)

At the Annual Meeting seven directors will be elected, each for a one-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the majority of the independent members of the Board of Directors may recommend. There is no cumulative voting for election of directors. Directors are elected by a plurality of votes; therefore, the seven persons receiving the most votes, even if less than a majority of the votes cast, will be elected directors. Abstentions or failure to vote will have no effect on the election of directors, assuming the existence of a quorum. The Board of Directors unanimously recommends a vote FOR this proposal.


RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL NO. 2)

The Audit Committee has appointed Moss Adams LLP ("Moss Adams") as independent auditors for the 2007 fiscal year. Moss Adams will audit the Company's consolidated financial statements for the 2007 fiscal year and perform other services. While shareholder ratification is not required by the Company's by-laws or otherwise, the Board of Directors is submitting the selection of Moss Adams to the shareholders for ratification as a good corporate governance practice. If the shareholders fail to ratify the selection, the Audit
Committee may, but is not required to, reconsider whether to retain Moss Adams. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent public accountant or auditor at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

The proposal will be approved if, assuming the existence of a quorum, at least a majority of the shares of the Company's Common Stock cast on the proposal vote in favor of approval. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will not be counted and will have no effect on the determination of the outcome of the proposal. The proxies will be voted for or against the proposal, or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the ratification of Moss Adams LLP.

A representative of Moss Adams LLP is expected to attend the Annual Meeting at his own expense and will be given an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR this proposal. Assuming the existence of a quorum, the appointment of Moss Adams LLP will be ratified if approved by the holders of a majority of the shares present in person or by proxy.


SHAREHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS.

The independent members of the Board of Directors select and recommend to the Board of Directors for approval nominees for director and committee member positions. The Board then considers the recommendation of these directors and decides which nominees to present to the Company's shareholders for election to the Board of Directors.

Proposals by shareholders intended to be presented for action, including proposed nominees for election to the Board of Directors, at the 2008 Annual Meeting of shareholders must be received by the Company at its principal executive offices, 8800 S.E. Enchanted Way, turner, Oregon 97392, not later than January 1, 2008. It is suggested that such proposals be submitted by Certified Mail-Return Receipt Requested. The SEC has amended Rule 14a-4(c) under the Exchange Act that governs the Company's use of discretionary proxy voting authority with respect to shareholder proposals that are not included in the Company's proxy solicitation materials pursuant to Rule 14a-8 of the Exchange Act. Therefore, in the event a shareholder does not notify the Company by at least April 23, 2008 (which is 45 days before the date the Company mails its proxy material for the prior year's annual meeting of shareholders (which date is expected to be on or about June 8, 2007 for the Company's 2007 Annual Meeting) of an intent to present such a proposal at the Company's 2008 Annual Meeting, the Company's management proxies will have the right to exercise their discretionary authority in connection with the matter submitted by the stockholder, without discussion of the matter in the proxy statement.

Shareholders who wish to submit a proposed nominee for election to the Board of Directors of the Company for consideration by the Nominating and Corporate Governance Committee should send written notice to the Chairman of the Board of Directors, Willamette Valley Vineyards, Inc., 8800 S.E. Enchanted Way, Turner, Oregon 97392 within the time periods set forth above. Such notification should set forth all information relating to the proposed nominee, as is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. This includes the proposed nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; the name and address of such shareholder or beneficial owner on whose behalf the nomination is being made; and the number of shares of the Company owned beneficially and of record by such shareholder or beneficial owner. The Nominating and Corporate Governance Committee will consider shareholder nominees on the same terms as nominees selected by the Nominating and Corporate Governance Committee.


OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 2007 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities.

ADDITIONAL INFORMATION

A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2006 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-KSB with the Securities and Exchange Commission. Shareholders may obtain, free of charge, a copy of the Form 10-KSB by writing to James L Ellis, Secretary, Willamette Valley Vineyards, Inc., 8800 Enchanted Way S.E., Turner, Oregon 97392. Or they may access a copy through links provided on the Company's web site: www.WillametteValleyVineyards.com. The information on the Company's website is not part of this Proxy Statement.


By Order of the Board of Directors
James W. Bernau
Chairperson of the Board
June 8, 2007